UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

ITEM 7.01.	Regulation FD Disclosure

On July 19, 2005, FTI Consulting, Inc. (“FTI”) announced its preliminary financial results for the quarter ended June 30, 2005, as well as other information, including operating results by business segment. The full text of the press release is set forth in Exhibit 99.1 hereto.

The press release contains some discussion regarding FTI’s earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA by business segment. Although EBITDA is not a measure of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that it is a useful operating performance measure for evaluating our results of operations from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring. A reconciliation of EBITDA to net income is included in the press release furnished as Exhibit 99.1. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA as a supplemental financial measure is also indicative of FTI’s capacity to incur and service debt and thereby provides additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA for purposes of the covenants set forth in our senior secured credit facility is not calculated in the same manner as calculated for purposes of the attached press release.

In addition, FTI is furnishing under Item 7.01 of this Current Report on Form 8–K the information included as Exhibit 99.3, which information is incorporated by reference herein. This information, which has not been previously publicly reported, is excerpted from offering circulars that are being furnished to investors in connection with the offerings described below under Item 8.01.

The information included herein, including Exhibits 99.1 and 99.3 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 8.01.	Other Events

On July 19, 2005, FTI also announced offerings of $175.0 million in aggregate principal amount of senior notes due 2013 and $125.0 million in aggregate principal amount of convertible senior subordinated notes due 2012 in private placements to be conducted pursuant to Rule 144A and Regulation S under the Securities Act. The full text of the press release announcing the offerings is set forth as Exhibit 99.2 hereto.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated July 19, 2005, of FTI Consulting, Inc., announcing preliminary financial results for the quarter ended June 30, 2005.

99.2	Press Release dated July 19, 2005, of FTI Consulting, Inc., announcing private placements.

99.3	Offering circular excerpts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 19, 2005	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 19, 2005, of FTI Consulting, Inc., announcing preliminary financial results for the quarter ended June 30, 2005.

99.2	Press Release dated July 19, 2005, of FTI Consulting, Inc., announcing private placements.

99.3	Offering circular excerpts.